Exhibit 1.1
COLONIAL REALTY LIMITED PARTNERSHIP
(a Delaware Limited Partnership)
Debt Securities
UNDERWRITING AGREEMENT
August 24, 2006
UBS SECURITIES LLC
BEAR, STEARNS & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
As representatives (the “representatives”) of the several underwriters named in the Terms Agreement of even date herewith
c/o	UBS Securities LLC 677 Washington Boulevard Stamford, Connecticut 06901
Ladies and Gentlemen:
     Colonial Realty Limited Partnership, a limited partnership organized under the laws of the State of Delaware (the “Operating Partnership”), proposes to issue and sell debt securities (“Securities”), from time to time, in one or more offerings on terms to be determined at the time of sale. The Securities will be issued under an indenture dated as of July 22, 1996 and a first supplemental indenture dated as of December 31, 1998 between the Operating Partnership and Deutsche Bank Trust Company Americas (formerly known as formerly known as Bankers Trust Company), as trustee (collectively, the “Indenture”). Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), is a limited partner and the general partner of the Operating Partnership. As used herein, “you” and “your”, unless the context otherwise requires, shall mean the parties to whom this underwriting agreement (this “Agreement”) is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as defined herein) as additional co-managers with respect to Underwritten Securities (as defined herein) purchased pursuant thereto.
     Whenever the Operating Partnership determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Operating Partnership will enter into an agreement (the “Terms Agreement”) providing for the sale of such Securities (the “Underwritten Securities”) to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the “Underwriters”, which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the principal amount of Underwritten Securities of each series to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the principal amount of Underwritten Securities which each such Underwriter severally agrees to purchase, the names of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, if any, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Underwritten Securities (including but not limited to, aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, current ratings, conversion, exchange or redemption provisions and any other variable terms which the Indenture contemplates may be set forth in the Securities). The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Operating Partnership. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.
     The Operating Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-126086) for the registration of up to $1,000,000,000 of the Operating Partnership’s debt securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and the Operating Partnership has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Promptly after execution and delivery of each Terms Agreement, the Operating Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Underwritten Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of Underwritten Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of a Terms Agreement and any preliminary prospectus that forms a part thereof, is hereinafter referred to as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus (as defined in Section 1(a)(i) hereof), the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained”, “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     Section 1. Representations and Warranties.
     (a) The Operating Partnership represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Applicable Time referred to in Section 1(a)(i) hereof and as of each Closing Time (in each case, a “Representation Date”), and agrees with you as follows:
     (i) The Operating Partnership meets the requirements for use of Form S-3 under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the date of this Agreement, at the date of each Terms Agreement and at the Closing Time, the Registration Statement, and any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, the Issuer Free Writing Prospectus (as attached as Schedule A to the applicable Terms Agreement) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by the representatives expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the trustee under the Indenture.
     As of the time of the filing of the Final Term Sheet (as defined in Section 3(c)), the General Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 1:00 p.m. (Eastern time) on August 24, 2006 or such other time as agreed by the Operating Partnership and the representatives.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Underwritten Securities (including those identified on Schedule A to the Terms Agreement) that is required to be filed with the Commission by the Operating Partnership
     “Statutory Prospectus” as of any time means the prospectus relating to the Underwritten Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
     (ii) As of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Operating Partnership was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Operating Partnership be considered an Ineligible Issuer.

     (iii) Each Issuer Free Writing Prospectus attached to Schedule A to the applicable Terms Agreement, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Securities or until any earlier date that the Operating Partnership notified or notifies the representatives as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Operating Partnership by the representatives specifically for use therein.
     (iv) The accounting firm that certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States); and there have been no disagreements with such accounting firm or “reportable events” (as defined in Item 304 of Regulation S-K promulgated by the Commission), in either case as required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304.
     (v) The historical financial statements of the Operating Partnership included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Operating Partnership and its consolidated subsidiaries as of the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“generally accepted accounting principles”) applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein; and the selected financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein; all “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) contained in the Registration Statement, the General Disclosure Package or the Prospectus comply in all material respects with Regulation G and with Item 10 of Regulation S-K promulgated by the Commission, to the extent applicable.
     (vi) The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles; and any pro forma consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the pro forma financial position of the Operating Partnership and its consolidated subsidiaries as of the dates indicated and the results of operations for the periods specified; and such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Operating Partnership incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.
     (vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries (which term, as used in this Agreement, includes majority-owned corporations, partnerships and other entities, including Colonial Properties Services Limited Partnership (the “Management Partnership”) and Colonial Properties Services, Inc. (the “Management Corporation”), and includes direct and indirect Subsidiaries, if any) considered as one enterprise, or any of the real property or improvements thereon owned by either the Operating Partnership or any of its Subsidiaries (each individually a “Property” and collectively the “Properties”), whether or not arising in the ordinary course of business, (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the Properties has occurred, (c) there have been no transactions entered into by the Operating Partnership or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Operating Partnership and its Subsidiaries considered as one enterprise, and (d) except for dividends or distributions declared, paid or made in accordance with the terms of the Operating Partnership’s common units or preferred units, there has been no dividend or distribution of any kind declared, paid or made by the Operating Partnership on any class of its partners’ capital.
     (viii) The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended and restated (the “Agreement of Limited Partnership”), has been duly and validly authorized, executed and delivered by the Company, as general partner of the Operating Partnership, and by the limited partners of the Operating Partnership and is a valid and binding agreement of the Company and such limited partners of the Operating Partnership, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The Operating Partnership has been duly formed and is validly existing and is in good standing under the laws of the State of Delaware, has power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise.
     (ix) Each Subsidiary of the Operating Partnership has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its Properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Operating Partnership, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Operating Partnership or any of its Subsidiaries and described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (x) Each of the partnership agreements to which the Operating Partnership or any of its Subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the execution, delivery and performance of any of such agreements by the Operating Partnership or any of its Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter, by-laws, partnership agreement (or other organizational documents) of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

     (xi) The authorized, issued and outstanding partners’ capital of the Operating Partnership is as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” if any.
     (xii) The Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement have, as of each Representation Date, been duly authorized by the Operating Partnership, and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement and the Indenture, and such Underwritten Securities, when issued and delivered by the Operating Partnership pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract (as defined herein), will be valid and legally binding obligations of the Operating Partnership, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus; and such Underwritten Securities will be entitled to the benefits provided by the Indenture.
     (xiii) The Indenture has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and legally binding agreement of the Operating Partnership enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xiv) None of the Operating Partnership or any of its Subsidiaries is in violation of its charter, by-laws, partnership agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership or any of its Subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, and the execution, delivery and performance of this Agreement, the applicable Terms Agreement or the Indenture, and the consummation of the transactions contemplated herein and therein and compliance by the Operating Partnership with obligations hereunder and thereunder have been duly authorized by all necessary corporate, trust or partnership action, and will not materially conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Operating Partnership or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership or any of its Subsidiaries is a

party or by which any of them may be bound, or to which any of the property or assets of the Operating Partnership or any of its Subsidiaries is subject, nor will such action result in any violation of the charter, by-laws, the partnership agreement or other organizational documents of the Operating Partnership or any of its Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.
     (xv) None of the Operating Partnership or any of its Subsidiaries is, or upon the issuance and sale of the Underwritten Securities and the application of the net proceeds as described in the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xvi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership or any of its Subsidiaries threatened against or affecting the Operating Partnership or any of its Subsidiaries which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, or which might materially and adversely affect the property or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, or the Indenture, or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Operating Partnership or any of its Subsidiaries is a party or of which any property or assets of the Operating Partnership or any of its Subsidiaries is subject which are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise; and there are no contracts or documents of the Operating Partnership or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.
     (xvii) The Operating Partnership and its Subsidiaries own or possess any trademarks, service marks, trade names or copyrights required in order to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise.
     (xviii) No authorization, approval, permit or consent of any court or governmental authority or agency is necessary in connection with the consummation by the Operating Partnership of the transactions contemplated by this Agreement, the applicable Terms Agreement, or the Indenture, except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the 1939 Act, state securities laws, real estate syndication laws or under the rules and regulations of the National Association of Securities Dealers, Inc.
     (xix) The Operating Partnership and its Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, and neither the Operating Partnership nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise.
     (xx) The Operating Partnership has full right, power and authority under its organizational documents to enter into this Agreement and the applicable Terms Agreement and the Delayed Delivery Contracts, if any.
     (xxi) This Agreement has been, and as of each Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been, duly authorized, executed and delivered by the Operating Partnership.
     (xxii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale for the Underwritten Securities and at the Closing Time, did not and will not contain during the Prospectus Delivery Period an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (xxiii) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.
     (xxiv) None of the Operating Partnership or any of its Subsidiaries, or any of the officers, directors, trustees or partners thereof has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Underwritten Securities or facilitation of the sale or resale of the Underwritten Securities.

     (xxv) Except as otherwise disclosed in the General Disclosure Package and the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise: (a) the Operating Partnership or its Subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned in fee and, at the Closing Time, the Operating Partnership and its Subsidiaries will have good and marketable title in fee simple to all real property and improvements as described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned in fee; (b) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements owned by the Operating Partnership or any of its Subsidiaries which are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein; (c) none of the Operating Partnership or any of its Subsidiaries, or to the knowledge of the Operating Partnership, any lessee of any portion of the real property or improvements owned by the Operating Partnership or any of its Subsidiaries, is in default under any of the leases pursuant to which the Operating Partnership or any of its Subsidiaries leases such real property or improvements, and the Operating Partnership and its Subsidiaries know of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (d) all the real property and improvements owned by the Operating Partnership or its Subsidiaries comply with all applicable codes and zoning laws and regulations; and (e) the Operating Partnership and its Subsidiaries have no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property or improvements owned by the Operating Partnership, any of its Subsidiaries or the Operating Partnership.
     (xxvi) The Operating Partnership or its Subsidiaries has adequate title insurance on each Property owned in fee by the Operating Partnership or its Subsidiaries.
     (xxvii) The Operating Partnership and its respective Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Operating Partnership and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Operating Partnership in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Operating Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

     (xxviii) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Operating Partnership has no knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from the Properties as a result of any construction on or operation and use of the Properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the Properties, the Operating Partnership has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that could have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise.
     (b) Any certificate signed by any officer of the Company in such capacity or as general partner of the Operating Partnership and delivered to you or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Operating Partnership to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.
     Section 2. Purchase and Sale.
     (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.
     (b) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by you and the Operating Partnership, at 9:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or, if pricing takes place after 4:30 p.m. New York City time on the date of the applicable Terms Agreement, on the fourth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement, or at such other time as shall be agreed upon by you and the Operating Partnership (each such time and date being referred to as a “Closing Time”). Unless otherwise specified in the applicable Terms Agreement, payment shall be made by wire transfer of immediately available funds to the Operating Partnership against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or Date of Delivery, as the case may be.
     (c) If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Operating Partnership pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto with such changes therein as the Operating Partnership may approve. As compensation for arranging Delayed Delivery Contracts, the Operating Partnership will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Operating Partnership will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Operating Partnership as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.
     You shall submit to the Operating Partnership, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Operating Partnership will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Operating Partnership will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Operating Partnership and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.
     The principal amount of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Operating Partnership; provided, however, that the total principal amount of Underwritten Securities to be purchased by all Underwriters shall be the total principal amount of Underwritten Securities covered by the applicable Terms Agreement, less the principal amount of Underwritten Securities covered by Delayed Delivery Contracts.
     Section 3. Covenants of the Operating Partnership. The Operating Partnership covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows:
     (a) Immediately following the execution of the applicable Terms Agreement, the Operating Partnership will prepare a Prospectus setting forth the principal amount of Underwritten Securities covered thereby and their terms not otherwise specified in the preliminary prospectus, the names of the Underwriters participating in the offering and the principal amount of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Operating Partnership deem appropriate in connection with the offering of the Underwritten Securities; and the Operating Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will furnish to the Underwriters named therein as many copies of the Prospectus as they shall reasonably request. If the Operating Partnership elects to rely on Rule 434 under the 1933 Act Regulations, the Operating Partnership will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations.
     (b) The Operating Partnership will comply with the requirements of Rule 430B and will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Operating Partnership will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (c) During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the reasonable opinion of the representatives, the Prospectus is no longer required under the 1933 Act or the 1934 Act to be delivered in connection with sales by the Underwriters or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any filing under Rule 462(b)), any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Operating Partnership will furnish to the representatives for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters shall reasonably object. The Operating Partnership has given the representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Operating Partnership will give the representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the representatives or counsel for the Underwriters shall reasonably object. The Operating Partnership will prepare a final term sheet substantially in the form set forth as Schedule B to the applicable Terms

Agreement (the “Final Term Sheet”) reflecting the final terms of the Underwritten Securities, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date of the Terms Agreement; provided that the Operating Partnership shall furnish the representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the representatives or counsel to the Underwriters shall reasonably object.
     (d) The Operating Partnership will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.
     (e) The Operating Partnership will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.
     (f) If during the Prospectus Delivery Period any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Operating Partnership, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Operating Partnership will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Operating Partnership will furnish to the Underwriters a reasonable number of copies of such amendment or supplement. If during the Prospectus Delivery Period, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Operating Partnership will promptly notify the representatives and will promptly amend or supplement in a manner reasonably satisfactory to the representatives, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following issuance of an Issuer Free Writing Prospectus during the Prospectus Delivery Period, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Underwritten Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Operating Partnership will promptly notify the representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (g) The Operating Partnership will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities, for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate. In each jurisdiction in which the Underwritten Securities have been so qualified, the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities; provided, however, that the Operating Partnership shall not be obligated to (A) qualify as a foreign entity in any jurisdiction where it is not so qualified, (B) file any general consent to service of process, or (C) take any action that would subject it to income taxation in any such jurisdiction.
     (h) With respect to each sale of Underwritten Securities, the Operating Partnership will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Operating Partnership’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.
     (i) During the Prospectus Delivery Period, the Operating Partnership will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.
     (j) Between the date of the applicable Terms Agreement and the completion of distribution of the Underwritten Securities or such other date specified in such Terms Agreement, the Operating Partnership will not, without the prior written consent of UBS Securities LLC (“UBS Securities”), after UBS Securities’ consultation with Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in the Terms Agreement.
     (k) The Operating Partnership acknowledges and agrees that (i) the purchase and sale of the Underwritten Securities pursuant to this Agreement and the Terms Agreement, including the determination of the public offering price of the Underwritten Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the Terms Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Operating Partnership or its partners, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Operating Partnership with respect to the offering of the Underwritten Securities contemplated by this Agreement or the Terms Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the

Company on other matters) and no Underwriter has any obligation to the Operating Partnership with respect to the offering of the Underwritten Securities contemplated by this Agreement and the Terms Agreement except the obligations expressly set forth in this Agreement and the Terms Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Operating Partnership, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Operating Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     (l) The Operating Partnership, during the Prospectus Delivery Period, will comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and use its best efforts to cause the Company to comply with the provisions of the Sarbanes-Oxley Act.
     (m) The Operating Partnership represents and agrees that, unless it obtains the prior written consent of the representatives, which consent will not be unreasonably withheld or delayed, and each Underwriter agrees that, unless it obtains the prior consent of the Company and the representatives, it has not made and will not make any offer relating to the Underwritten Securities that would constitute an “issuer free writing prospectus”, as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Operating Partnership represents that it has treated or agrees that it will treat each such Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Provided, however, the Operating Partnership consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Underwritten Securities or their offering, (ii) information permitted by Rule 134 under the 1933 Act or (iii) information that describes the final terms of the Underwritten Securities or their offering and that is included in the Final Term Sheet.
     Section 4. Payment of Expenses. The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the reproduction and filing of this Agreement and the applicable Terms Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Operating Partnership’s counsel and accountants, (v) the qualification of the Underwritten Securities, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey (if applicable), (vi) the reproduction and delivery to the Underwriters of copies of any Blue Sky Survey (if applicable), (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities on any national securities exchange, (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (if applicable) and (xi) any applicable fees and expenses of the Trustee in connection with the Indenture and the Underwritten Securities.
     If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5, Section 9(b)(i) or 9(b)(ii), the Operating Partnership shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     Section 5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Operating Partnership herein contained, to the accuracy of the statements of the Company’s officers, and on behalf of the Company in its capacity as general partner of the Operating Partnership, made in any certificate pursuant to the provisions hereof, to the performance by the Operating Partnership of all of its covenants and other obligations hereunder, and to the following further conditions:
     (a) At Closing Time and at any Date of Delivery, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) a prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in a manner and within the time period required by Rule 433(d), (iii) at Closing Time, the Underwritten Securities shall have the ratings accorded by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Operating Partnership shall have delivered to UBS Securities a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to UBS Securities, confirming that the Underwritten Securities have such ratings and since the time of execution of such Terms Agreement, there shall have not occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Operating Partnership’s other securities or any of the Company’s securities by any such ratings organization, and no such ratings organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Operating Partnership’s other securities or any of the Company’s securities, and (iv) there shall not have come to your attention any facts that would reasonably cause you to believe that the Prospectus, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     (b) At Closing Time, you shall have received:
     (1) The favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, to the effect that:
     (i) The Company is validly existing as a real estate investment trust under the laws of the State of Alabama. Based solely on certificates of public officials, the Company is authorized to transact business as a foreign corporation in the States of Florida and Georgia as of the dates of the respective certificates specified in such opinion.
     (ii) The Management Corporation is validly existing as a corporation under the laws of the State of Alabama. Based solely on certificates of public officials, the Management Corporation is authorized to transact business as a foreign corporation in the State of Florida as of the date of the certificate specified in such opinion.
     (iii) Each of the Operating Partnership and the Management Partnership is validly existing as a limited partnership and in good standing as of the dates of the respective certificates specified in such opinion under the laws of the State of Delaware. Based solely on certificates of public officials, (i) each of the Operating Partnership and the Management Partnership is registered as a foreign limited partnership in the State of Alabama as of the date of the respective certificates specified in such opinion, (ii) the Operating Partnership is registered as a foreign limited partnership in the States of Florida and Georgia as of the dates of the respective certificates specified in such opinion, and (iii) the Management Partnership is registered as a foreign limited partnership in the State of Florida as of the date of the certificate specified in such opinion.
     (iv) The Company has full trust power to own its direct or indirect interest in the Operating Partnership and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Management Partnership has the partnership power and partnership authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Management Corporation has the corporate power and corporate authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Operating Partnership has the partnership power and partnership authority to own, lease and operate the Properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

     (v) Each of this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly authorized, executed and delivered on behalf of the Operating Partnership.
     (vi) The Underwritten Securities have been duly authorized and executed by the Operating Partnership and, when authenticated and delivered in accordance with the Indenture and against payment of the consideration set forth in the applicable Terms Agreement or any Delayed Delivery Contract, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Operating Partnership, enforceable in accordance with their terms, except as enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (vii) The Indenture has been duly authorized, executed and delivered by the Operating Partnership, and constitutes a valid and binding obligation of the Operating Partnership enforceable in accordance with its terms, except as enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (viii) The Registration Statement has become effective under the 1933 Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or has been threatened by the Commission. The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the 1933 Act have been made in a manner and within the time period required by Rule 424(b).
     (ix) The Indenture has been qualified under the 1939 Act.
     (x) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, the Trustee’s Statement of Eligibility on Form T-1 and other financial information and data included therein or omitted therefrom, as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (xi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial information and data included therein or omitted therefrom, as to which such counsel expresses no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.
     (xii) The Underwritten Securities conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes.”
     (xiii) The execution, delivery and performance as of the date hereof by the Operating Partnership of this Agreement and the Terms Agreement do not (i) result in a breach of or a default under any of the agreements filed as Exhibits 3.1, 3.2, 3.3, 3.4, 3.4.1, 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 to the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005 (provided however, such counsel may assume compliance with covenants and absence of event of default under the Company’s credit facility and the Indenture), (ii) violate the provisions of the declaration of trust, articles of incorporation, charter, partnership agreement or by-laws of the Company, the Operating Partnership, the Management Partnership or the Management Corporation, as applicable, (iii) to such counsel’s knowledge, violate any court or administrative order, judgment or decree of any federal or Delaware court or governmental agency or body that names the Operating Partnership and is specifically directed to it or any of its property, or (iv) to such counsel’s knowledge, violate any provision of Applicable Federal Law (as defined in such counsel’s opinion) or the Delaware Revised Uniform Limited Partnership Act.
     (xiv) Except for the registration of the Underwritten Securities under the 1933 Act and the qualification of the Indenture under the 1939 Act and such filings, consents, approvals, authorizations, registrations or qualifications as have been made or obtained prior to the date of such counsel’s opinion letter, no consent, approval, authorization or order of, or filing or registration with, the Commission or any Delaware court or governmental agency or body is required to be obtained or made by the Operating Partnership under the 1933 Act, 1934 Act, 1940 Act or the Delaware Revised Uniform Limited Partnership Act in connection with the execution, delivery and performance as of the date hereof of this

Agreement and the applicable Terms Agreement by the Operating Partnership, and the consummation of the transactions contemplated hereby and thereby.
     (xv) Neither the Operating Partnership nor the Management Partnership is required to be registered as an “investment company” under the 1940 Act.
     (2) The favorable opinion, dated as of Closing Time, of Leitman, Siegal & Payne, P.C., special real estate counsel to the Company and Operating Partnership, in form and substance satisfactory to counsel for the Underwriters relating to the laws of the State of Alabama, to the effect that:
     (i) The issuance and sale of the Underwritten Securities being delivered on such Date of Delivery by the Operating Partnership in accordance with the terms of the Indenture and the execution, delivery and compliance by the Operating Partnership with all the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby did not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Operating Partnership or its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Operating Partnership or its Subsidiaries is a party or by which the Operating Partnership or its Subsidiaries is bound or to which any of the Properties is subject.
     (ii) Based on a review of certain information in the General Disclosure Package and the Prospectus and inquiries made of certain officers, employees and other representatives of the Operating Partnership and affiliated entities in connection with the acquisition and financing of certain Properties described in certain portions of the General Disclosure Package and the Prospectus, no facts have come to such counsel’s attention which causes such counsel to believe that such information in the General Disclosure Package, as of the Applicable time and the Prospectus, as of its date and as of Closing Time, as to the matters set forth therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, concerning such acquisition and financing.
     (3) The favorable opinion, dated as of Closing Time, of Sidley Austin llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters.

     (4) In giving their opinions required by subsections (b)(1) and (b)(3), respectively, of this Section, Hogan & Hartson L.L.P. and Sidley Austin llp shall each additionally state that no facts have come to their attention that have caused them to believe that (i) the Registration Statement, including the Rule 430B Information, at the date of the Terms Agreement and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus or any amendment or supplement thereto, as of its date or as of the Representation Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of any material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case such counsel need not make any statement or express a belief regarding the Form T-1 and the financial statements and schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Operating Partnership. Hogan & Hartson L.L.P. shall additionally state that no facts have come to their attention which causes them to believe that, (x) there are any legal or governmental proceedings pending or threatened against the Operating Partnership that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, other than those disclosed therein, or (y) there are any documents or contracts of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any belief with respect to Form T-1 or the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Company or the Operating Partnership contained or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus. In giving their opinions required by subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Hogan & Hartson L.L.P., Leitman, Siegal & Payne, P.C. and Sidley Austin llp may rely, (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership, (2) with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction, and Hogan & Hartson L.L.P. and Sidley Austin llp may additionally rely, as to matters involving the laws of the State of Alabama, upon the opinion of Sirote & Permutt P.C. (Alabama counsel for the Company and the Operating Partnership) in form and substance satisfactory to counsel for the Underwriters.

     (5) The favorable opinion, dated as of Closing Time, of Sirote & Permutt P.C. (or other counsel reasonably satisfactory to counsel for the Underwriters), in form and substance satisfactory to counsel for the Underwriters, relating to the matters of Alabama law.
     (c) At Closing Time and any relevant Date of Delivery, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, or any of the Properties, whether or not arising in the ordinary course of business; no proceedings shall be pending or, to the knowledge of the Operating Partnership, threatened against the Operating Partnership, any of its Subsidiaries, or any of the Properties before or by any Federal, state or other commission board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Operating Partnership and its Subsidiaries, considered as one enterprise or any of the Properties; and you shall have received a certificate of the President and Chief Financial Officer or a Vice President of the Company and of the Executive Vice President and Chief Accounting Officer of the Company in its capacity as general partner of the Operating Partnership, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though such Closing Time were a Representation Date. As used in this Section 5(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.
     (d) At the time of the execution of the applicable Terms Agreement, you shall have received a letter dated such date from PricewaterhouseCoopers LLP with respect to the financial statements and certain financial information of the Operating Partnership and its Subsidiaries set forth in or incorporated by reference in the Registration Statement and the Prospectus containing statements and information of the type ordinarily included in accountants’ “comfort letters” and in form and substance reasonably satisfactory to you.
     (e) At Closing Time, you shall have received a letter, dated as of Closing Time, from PricewaterhouseCoopers LLP, to the effect that it reaffirms the statements made in its letter furnished pursuant to subsection (d) of this Section, except that the “specified date” referred to shall be a date not more than three days prior to such Closing Time.
     (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of the Underwritten Securities, as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Operating Partnership at any time at or prior to the Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.
     Section 6. Indemnification. (a) The Operating Partnership hereby agrees to indemnify and hold harmless each Underwriter their respective officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:
     (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the indemnifying party; and
     (3) against any and all expense whatsoever (including, the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto) or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the trustee under the Indenture.
     (b) Each Underwriter severally agrees to indemnify and hold harmless the Operating Partnership, each officer who signed the Registration Statement and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by such Underwriter through you expressly for use therein.
     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. In case of such reasonable objection, an indemnified party may select its own counsel and one local counsel, whose fees shall be paid by the indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
     (d) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.
     Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Operating Partnership and the Underwriters with respect to the offering of the Underwritten Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Operating Partnership and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Operating Partnership is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities purchased by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company in its capacity as general partner of the Operating Partnership, each officer who signed the Registration Statement, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Operating Partnership. The Underwriter’s obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.
     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of officers of the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or the applicable Terms Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Operating Partnership, and shall survive delivery of and payment for the Underwritten Securities.
     Section 9. Termination of Agreement. (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Operating Partnership or by you upon the giving of 30 days’ written notice of such termination to the other parties hereto.
     (b) You may also terminate the applicable Terms Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time or any Date of Delivery (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership or any of its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if the rating assigned by any “nationally recognized statistical rating organization” to any security of the Company or the Operating Partnership as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any security of the Company or the Operating Partnership on what is commonly termed a “watch list” for possible downgrading; (iii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment (after notice to the Operating Partnership), impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iv) if trading in any of the securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal, New York or Alabama authorities. As used in this Section 9(b), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.
     (c) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Operating Partnership pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.
     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:
     (a) if the total principal amount of Defaulted Securities does not exceed 10% of the total principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the total principal amount of Defaulted Securities exceeds 10% of the total principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.
     In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.
     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o UBS Securities LLC, 677

Washington Boulevard, Stamford, Connecticut 06901, attention: Fixed Income Syndicate, phone number: (203) 719-1088; and notices to the Operating Partnership shall be directed to it at 2101 6th Avenue North, Suite 750, Birmingham, Alabama, 35203, attention: Chief Financial Officer.
     Section 12. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon you, the Operating Partnership and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     Section 13. Governing Law and Time. This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.
     Section 14. Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.
[Signature pages follow]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement between you and the Operating Partnership in accordance with its terms.

Very truly yours,

COLONIAL REALTY LIMITED PARTNERSHIP,
the Operating Partnership

By:	Colonial Properties Trust
(its general partner)

By:	/s/ Weston M. Andress

Name: Weston M. Andress
Title: President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first
above written:
UBS SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.

By:	UBS Securities LLC

By:	/s/ Scott Whitney

Name: Scott Whitney
Title: Executive Director

By:	/s/ Ryan Donovan

Name: Ryan Donovan
Title: Director
On their own behalf and as representatives of the other underwriters named in the Terms Agreement of even date herewith

Exhibit A
COLONIAL REALTY LIMITED PARTNERSHIP
(a Delaware Limited Partnership)
Debt Securities
TERMS AGREEMENT
Dated:                     , 200_
To:	COLONIAL REALTY LIMITED PARTNERSHIP 2101 6th Avenue North Suite 750 Birmingham, Alabama 35203
Attention:
Ladies and Gentlemen:
     We (the “Representatives”) understand that Colonial Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell $___ aggregate principal amount of its senior debt securities (such debt securities being hereinafter referred to as the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective principal amounts of Underwritten Securities (as defined in the Underwriting Agreement referenced below) set forth below opposite their respective names at the purchase price set forth below.

Principal Amount of
Underwriter	Underwritten Securities
Total	$
     The Underwritten Securities shall have the following terms:

Title:	% Senior Notes due

Rank:	Pari passu with all other unsecured and unsubordinated indebtedness of the Operating Partnership

Ratings:

Aggregate principal amount:	$

Denominations:	$1,000 and integral multiples thereof

Currency of payment:	U.S. dollars

Interest rate or formula:	% per annum

Interest payment dates:	Payable semi-annually in arrears on each and , commencing

Regular record dates:	and , as applicable

Stated maturity date:

Redemption provisions:	Redeemable at any time at the option of the Operating Partnership, in whole or in part, at a redemption price equal to the sum of: (i) the principal amount of the Underwritten Securities being redeemed plus accrued but unpaid interest to the redemption date; and (ii) [the Make-Whole Amount, if any]

Sinking fund requirements:	N/A

Conversion provisions:	N/A

Listing requirements:	N/A

Black-out provisions:	The Operating Partnership will not from the date of this Terms Agreement through the Closing Time, without the prior written consent of , offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Operating Partnership or any affiliate of the Operating Partnership or any person in privity with the Operating Partnership or any Affiliate of the Operating Partnership), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Operating Partnership (other than the Underwritten Securities listed above).

Fixed or Variable Price Offering:	Fixed Price Offering

Initial public offering price per Underwritten Security:	% of the principal amount, plus accrued interest, if any, from , 200_

Purchase price per Underwritten Security:	% of the principal amount, plus accrued interest, if any, from ,200_

Other terms and conditions:	N/A

Closing date and location:	, 200___at Sidley Austin LLP at 9:00 A.M.
     All the provisions contained in the Underwriting Agreement of even date herewith between the Underwriters and the Operating Partnership are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

Name:
Title:
Accepted:
COLONIAL REALTY LIMITED PARTNERSHIP,
the Operating Partnership

By:	Colonial Properties Trust
(its general partner)

By:

Name:
Title:

Schedule A to Exhibit A
Schedule of Issuer Free Writing Prospectus included in the General Disclosure Package
1. Final Term Sheet (attached hereto).

Schedule B to Exhibit A
Colonial Realty Limited Partnership
This information supplements the information contained in the
preliminary prospectus supplement dated August   , 2006 to Prospectus dated July 11, 2005.
Senior Notes due 20

Issuer:	Colonial Realty Limited Partnership
Type of Offering:	SEC Registered
Ranking:	Senior Unsecured
Principal Amount:	$
Maturity Date:	, 20
Trade Date:	August , 2006
Settlement Date:	August , 2006
Interest Accrual Date:	August , 2006
Public Offering Price:	%
Underwriting Discount	%
Coupon:	%
Interest Payment Dates:	Each and , commencing
Day Count Convention:	30/360
Optional Redemption:
Expected Ratings:	/
Use of Proceeds:
Recent Development:
Joint Book-Running Managers:
Co-Lead Managers:
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free .

Exhibit B
COLONIAL REALTY LIMITED PARTNERSHIP
(a Delaware Limited Partnership)
[Title of Securities]
DELAYED DELIVERY CONTRACT
, 200_
COLONIAL REALTY LIMITED PARTNERSHIP
2101 6th Avenue North
Suite 750
Birmingham, Alabama 35203
Attention:
Dear Sirs:
     The undersigned hereby agrees to purchase from Colonial Realty Limited Partnership (the “Company”), and the Company agrees to sell to the undersigned on                     , 200___(the “Delivery Date”), of the Company’s [insert title of security] (the “Securities”), offered by the Company’s Prospectus dated                     , 200_, as supplemented by its prospectus supplement dated                     , 200_, receipt of which is hereby acknowledged at a purchase price of [$                    ] [and, $                     per Warrant, respectively] to the Delivery Date, and on the further terms and conditions set forth in this contract.
     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in Federal or other same day funds at the office of
               , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.
     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before                     , 200_, shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated                     , 200___between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

B-1

     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.
     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.
     This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
     It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of                      and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.
     This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By

(Title)

(Address)
Accepted as of the date first above written.
COLONIAL REALTY LIMITED PARTNERSHIP,
the Operating Partnership

By:	Colonial Properties Trust
(its general partner)

By:

Name:
Title:

B-2

PURCHASER—PLEASE COMPLETE AT TIME OF SIGNING
     The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Telephone No.
(including
Name	Area Code)

B-3